LEASE AGREEMENT

AND

OPTION TO PURCHASE


        THIS AGREEMENT, made and entered into on this the 13th day of May, 1994, by and between JEANELL SALES CORP., a Tennessee Corporation, Party of the First Part (hereinafter for convenience designated as "Lessor") and EARTH CARE PRODUCTS OF TENNESSEE, INC., a Florida corporation, whose principal office is located at 2300 Glades Road, Suite 440 West, Boca Raton, Florida 33431, Party of the Second Part (hereinafter for convenience designated as "Lessee").


WITNESSETH

That for and in consideration of the rental hereinafter reserved and the conditions, covenants and agreements herein contained on the part of the Lessee, to be observed and performed by the Lessee, the Lessor does hereby lease and demise, and the Lessee (in consideration of the execution hereof by Lessor) does hereby take, the following premises situated in the Town of Sharon, County of Weakly, State of Tennessee, in the 8th Civil District of said County, and more particularly described as follows, to-wit:

               BEGINNING at an iron pin in the south margin of the Old Martin Road, said pin being the northwest corner of said tract conveyed from Frances Clark to the City of Sharon, said pin also being the northeast corner of a tract belonging to Thomas and being 25 feet south of the center of said road; thence, south 87 degrees 49 minutes 38 seconds east with the south margin of said road for a distance of 449.70 feet to a iron pin, said pin being 100 feet west of the center of a T.V.A. electric transmission line; thence south 00 degrees 08 minutes 56 seconds west, making a new line through the Sharon Industrial property, and parallel to said electric line, for a distance of 935.61 feet to an iron pin; thence north 89 degrees 25 minutes 47 seconds west, and passing an iron pin at the northeast corner of a tract belonging to Brumley at 36.97 feet, and continuing with a fence on Brumley's north line, for a total distance of 481.06 feet to an iron pin at Brumley's northwest corner, said pin also being in the east line of Thomas; thence north 02 degrees 03 minutes 35 seconds east with a fence on Thomas; east line, for a distance of 948.48 feet to the point of beginning, and containing 10.062 acres, according to a survey by Robert L. Nichols, TN RLS No. 1009, on April 26, 1989, with all bearings based upon Magnetic North.

               BEING the same property conveyed to Jeanell Sales Corp. by deed of the Town of Sharon, dated May 5, 1989, which deed is of record in the Register's Office of Weakley County, Tennessee, in Deed Book 297, page 640.

The term of this lease shall be for three (3) years, commencing May 13, 1994, and terminating on May 12, 1997.

The building located on the property shall be used for purposes of manufacturing and warehousing.

In consideration whereof, the Lessee agrees to pay unto the Lessor, in such place in Sharon as the Lessor may designate, as rent for said premises, the sum of ONE HUNDRED EIGHTY THOUSAND AND NO/100 Dollars ($180,000.00), payable in thirty-six (36) monthly installments of Five Thousand and No/100 Dollars ($5,000.00) each, the first said installment to be paid on the same day of each month thereafter until 36 installments have been paid. In addition to said monthly rental, Lessee agrees to pay the costs of insurance coverage on the building located on this property (including both replacement cost insurance and premises liability insurance) and also the real estate taxes (County and City) levied on this property during the term of this Lease as follows:
Lessor shall, at least sixty (60) days prior to the subject tax payment and/or insurance premium becoming due and payable, provide to Lessee copies of all applicable bills, premium statements, invoices, and other notices for payment pertaining to the subject tax payment and/or insurance premium. Lessee shall promptly and timely make the appropriate payment to the taxing authority and/or insurance company based on the invoices and/or tax bills received from Lessor and shall simultaneously provide a copy (to Lessor) of the subject check for payment and transmittal of same to the taxing authority and/or insurance company.

Should the roof or guttering become defective at any time during said term, the Lessor will repair the same within a reasonable time after being requested in writing by the Lessee to do so. The following provisions shall apply to Lessor's duties:

        (a) Lessor will make such repairs in timely fashion, and Lessor warrants that such repairs will be done on a good and workmanlike fashion and will remedy any defects of which Lessor has been notified.
        (b) Lessor's failure to timely remedy and defects in the roof will entitle Lessee to seek compensation for consequential damages suffered by Lessee such as loss of use of the leased premises, lost revenues, damages to equipment, inventory, furniture and fixtures within the leased premises which are damaged due to the defective roof and other similar consequential damages.
        (c) In addition to liability for consequential damages, Lessee will also have the right to terminate the Lease, in the event that Lessor is unreasonable in the time frames it takes to repair the defective roof or fails to complete such repair work in a good and workmanlike fashion.

Should the heating or air-conditioning machinery and equipment require major repair at any time during the term of this lease, Lessor will make such repair; but Lessee shall bear the responsibility and expense of normal and routine up-keep and maintenance of said heating and air-conditioning machinery and equipment. Except as herein provided, the Lessor shall not be obligated or required to make any other repairs, and all other portions of said building shall be kept in good repair by the Lessee and at the end of the term hereof, the Lessee shall deliver said premises to the Lessor in good repair and condition, reasonable wear and tear and damage from fire and other casualty excepted.

Lessee shall have the right to make such alterations to the interior of the building as it may desire, provided, however, that any repairs or alterations undertaken by the Lessee shall not impair the structural safety of the building. Lessor, however, reserves the right to enter upon said premises and to make such repairs and to do such work as Lessor may deem reasonably necessary or proper or that the Lessor may deem reasonably necessary or proper or that the Lessor may be lawfully required to make, with the least disturbance to Lessee, at Lessor's expense. Lessor reserves the right to inspect the premises at all reasonable times.

Lessee will pay all bills for water, light and heat used on said premises or any other utility bills not herein enumerated, including sewer service charges if any be levied. Lessee further covenants to keep and maintain the interior of the premises, including lighting fixtures, all electric wiring, water pipes, water closets and other plumbing on said premises in such good repair and order as may be required by the rules, regulations and ordinances of the governmental authority having jurisdiction thereof, ordinary wear and tear, defect in the original installation, and damage by fire or other casualty excepted.

Except as to the extent provided in Section 5 hereof, Lessor shall not be liable for any damages caused by, or growing out of, leaks in roof or any defect in said building, or in said premises, or caused by, or growing out of, fire, wind, rain, and other cause.

Lessor shall not be liable for any damages caused by, or growing out of, any breakage, leakage, getting out of order, or defective condition of said electric wiring, pipes, closets or plumbing, or any of them.

Lessor shall have the right, upon the happening of any one or more of the events described below, to enter and retake the leased premises pursuant to applicable Tennessee landlord-tenant law, which shall include (i) bringing a suit for eviction, (ii) obtaining a final judgment of eviction, (iii) obtaining a writ of possession from the court rendering the final judgment of eviction. The events which shall give rise to the right of Lessor to thus proceed (after giving Lessee ten (10) days' written notice) are as follows:

In the event the Lessee should fail to pay any one or more of said monthly installments of rent, as and when the same becomes due, and such default should continue for thirty (30) days after written demand for the payment thereof is made by the Lessor upon the Lessee.

In the event a petition in bankruptcy is filed by or against the Lessee and such petition is not dismissed within on hundred eighty (180) days from the filing thereof, or the Lessee is adjudged bankrupt.
In the event an assignment for the benefit of creditors is made by the Lessee.
In the event of an appointment by any Court of a receiver or other Court officer of Lessee's property and such receivership is not dismissed within thirty (30) days from such appointment.
In the event Lessee removes, attempts to remove, or permits to be removed from said premises, except in the usual course of trade, the goods, furniture, effects or other property of the Lessee brought thereon.
In the event the Lessee, before the expiration of said term, and without the written consent of the Lessor, vacates said premises or abandons the possession thereof, or uses the same for purposes other than the purposes for which the same are hereby let, or cease to use said premises for the purpose herein expressed.
In the event an execution or other legal process is levied upon the goods, furniture, effects or other property of the Lessee brought on said premises, or upon the interest of Lessee in this lease, and the same is not satisfied or dismissed within ten (10) days from such levy. In the event the Lessee violates any other terms, conditions or covenants on the part of the Lessee herein contained, and fails to commence and to proceed with diligence and dispatch to remedy the same within ten (10) days after written notice thereof is given by Lessor to Lessee.

A first lien is expressly reserved by the Lessor and granted by the Lessee upon the terms of this lease and upon all interest of the Lessee in this leasehold for the payment of rent and also for the satisfaction of any cause of action which may accrue to the Lessor by the provisions of this instrument. A lien is also expressly reserved by the Lessor and granted by the Lessee upon its interest in all buildings, improvements, water fixtures and gas fixtures and all other fixtures to be erected and put in place or that may be erected or put in place upon the premises by or through the Lessee or other occupants for other rent and also for the satisfaction of any causes of action which may accrue to Lessor by the provisions of this instrument. Lessor waives any statutory lessor or landlord liens it may have which give Lessor any rights other than described in this paragraph.

In the event the Lessee abandons the leased premises before the expiration of the term hereof, whether voluntarily or involuntarily, or violates any of the terms, conditions, or covenants hereof, the Lessor shall have the right, to enter and retake the leased premises pursuant to applicable Tennessee landlord-tenant law, which shall include (i) bringing a suit for eviction, (ii) obtaining a final judgment of eviction, (iii) obtaining a writ of possession from the court rendering the final judgment of eviction. After such retaking of the premises, Lessor shall have the right to lease all or any portion of said premises for such terms and for such use deemed satisfactory to the Lessor, applying each month the net proceeds obtained from said leasing to the credit of the Lessee herein, and said leasing shall not release the Lessee from liability hereunder for the rents reserved for the residue of the term hereof. Any rentals collected by the Lessor under the terms of this section in excess of the rents reserved hereunder shall be paid to the Lessee.

No re-entry hereunder shall bar the recovery of rent or damages for the breach of any of the terms, conditions or covenants on the part of the Lessee herein contained. The receipt of rent after breach or condition broken, or delay on the part of the Lessor to enforce any right hereunder, shall not be deemed a waiver or forfeiture of the right of the Lessor to annul the lease or to re-enter said premises or to re-let the same. The failure of any party to insist in any instance on strict performance of any covenant herein, or to exercise any option herein contained (except the option provided in Section 21 herein) shall not be construed as a waiver of such covenant or option in an other instance.

All improvements and additions to the leased premises shall adhere to the leased premises and become the property of the Lessor, with the exception of such additions as are usually classed as furniture or fixtures; said furniture and fixtures are to remain the property of the Lessee and may be removed by the Lessee at the expiration of this lease. Lessee shall repair any damages to the leased premises by such removal.

Lessee shall not have the right to transfer or assign this lease or to sublease the whole or any part of the demised premises without the written consent of the Lessor, which shall not be unreasonably withheld or delayed. Any such assignment or subleasing if consented to shall not release the Lessee from liability for the performance of Lessee's obligations hereunder.

In the event the building located on the demised premises shall be damaged or destroyed during the term hereof by fire or other casualty, to the extent that the cost of repairing the same will exceed fifty percent (50%) of the then replacement cost of said building, in which event said building shall be deemed and considered to be wholly untenantable and unfit for use, the Lessor may at its option, within thirty (30) days after the occurrence of said casualty, either terminate said lease by giving notice in writing to the Lessee of such election to terminate, or proceed with due diligence and dispatch to restore said building to the condition in which it existed immediately prior to such casualty, upon which later event this lease shall continue in full force and effect, except that the rent payable hereunder shall abate and cease during the period required to restore said building, but shall again become payable as provided herein upon substantial completion of said restoration. If this right to terminate shall be exercised, the rent shall cease as of and be apportioned to be the date of such casualty.
If Lessor elects to proceed with restoration of the building as provided for above, then in the event that Lessor does not timely complete the replacement or repair of the improvements at the lease premises Lessee shall have the option to terminate the Lease by delivering written notice to Lessor.

Lessee covenants, throughout the term of this lease, or any extension thereof, to protect and same harmless the Lessor, his servants, agents and employees, from any and all liability for claims for damages to the property, or injury to the person, or death, sustained by any third party, in, on or about the leased premises, except that Lessee shall not be responsible for negligence claims arising out of the negligence of Lessor and/or Lessor's agents.

Lessor hereby covenants to and with the Lessee that the Lessor has a good title to the leased premises, and that at the commencement of the term of this lease, Lessor will put, and will thereafter keep the Lessee in quiet and peaceful possession thereof during the term of this lease, subject to the Lessee's complying with the provisions of this lease on its part to be performed.

In the event a dispute arises in connection with this Lease Agreement and such dispute results in litigation, the prevailing party in such litigation shall be entitled to reimbursement from the non-prevailing party for any attorney's fees.

_PRIVATE __OPTION TO PURCHASE_tc  \l 1 "OPTION TO PURCHASE"_

Lessee is hereby given and granted an EXCLUSIVE OPTION TO PURCHASE THE ABOVE DESCRIBED REAL PROPERTY. The terms of this option shall be as follows:

The entire purchase price if this option is exercised during the first month of this Lease shall be THREE HUNDRED FORTY-FIVE THOUSAND AND NO/100 DOLLARS ($345,000.00). If this option is exercised during any subsequent month, the price shall be the amount shown for that month on the attached schedule. This option may be exercised at any time during the term of the lease.
To exercise this option, Lessee must give Lessor written notice of such exercise.
All monthly rental payments must be current at the time the purchase option is exercised and at the time the transaction is closed.
Lessor will pay for the preparation of the Warranty Deed, Lessee will pay all other expense for document preparation, recording fees and other closing costs.
Lessor will obtain, pay for and deliver to Lessee a title insurance commitment for an owner's title insurance policy, naming Lessee as the insured. This title commitment is to be issued by a title insurance underwriter reasonable acceptable to Lessee on and ALTA form of owner's commitment, insuring that the property to be purchased is free and clear of all liens, mortgages and encumbrances and title is otherwise good and marketable. Lessor shall title is otherwise good and marketable.
Lessor shall thereafter be obligated to obtain and pay for the final title insurance policy upon the closing of the sale of the subject property, pursuant to the purchase option.
In the event of any breach by Lessor of a representation, warranty, covenant or any other term or condition of either the Asset Purchase Agreement (which is being entered into at or near the time of the execution of this Lease) or this Lease, Lessee shall be entitled to offset against the option to purchase price an equivalent amount of damages, both direct, consequential or otherwise, plus attorney's fees and costs, which were incurred by Lessee due to the subject breach.

Lessor represents and warrants to Lessee that, to the best of Lessor's knowledge, neither Lessor nor any prior owner of the leased premises, nor any owner or prior owner of any real property adjacent to the lease premises (the "Adjacent Land"), has manufactured or disposed of any Hazardous Substance (as hereinafter defined) on the leased premises or on such Adjacent Land, or stored or used any such Hazard Substance on the leased premises or on such Adjacent Land in such quantities, concentrations, forms or levels, or otherwise in a manner which is in violation of any applicable environmental laws. "Hazardous Substance" means any toxic or hazardous waste, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substances", "toxic substance", "toxic pollutant", or similarly identified substance or mixture, in or pursuant to any environmental law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. To the best of Lessor's knowledge, the leased premises is in compliance with all environmental laws, and there have been no notices from any federal, state or local governmental authority having jurisdiction over the leased premises, to the effect that the leased premises is not in compliance with any of such environmental laws, or is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment from the leased premises, and there are no pending actions with respect to the leased premises under any environmental laws. Lessor shall indemnify and hold harmless Lessee from and against any and all loss, cost, damage, expense, claim, charge or liability, including all attorney's fees and costs, whether at the trial or any appellant level, that may arise out of, or in any way be connected to, a breach of any representation or warranty by Lessor with respect to the provisions of this paragraph.

Lessor shall cause no further encumbrances to attach to the subject property including any additional mortgages, nor seek any additional advances under the first mortgage. Lessor agrees to use its best efforts and good faith and due diligence to require the holder of the first mortgage to provide Lessee with concurrent notice of any and all notices given by the holder of the first mortgage, whether in the event of a default or otherwise, under the first mortgage. In the event of a default under the first mortgage, Lessee shall have the right, but not the obligation, to make any and all mortgage payments directly to the holder of the first mortgage, and, in turn, offset against any rent payments all amounts expended by the Lessee in curing the default under the first mortgage and keeping the same in good standing.

At the end of the term of this Lease Agreement, or any renewal or extensions hereof, or should the Lease Agreement be terminated for any other reason herein provided, Lessee agrees to surrender said premises to Lessor in as good condition as received, ordinary wear and tear and casualty not Lessee's fault excepted.

All notices herein authorized or required to be given to the Lessor shall be sent by Registered or Certified Mail, addressed to the Lessor at 500 Fairview (P.O. Box 182) in Greenfield, Tennessee 38230, or to such other place as the Lessor may from time to time designate in writing to the Lessee. All notices herein authorized or required to be given to the Lessee shall be sent by Registered or Certified Mail, addressed to the Lessee at 2300 Glades Road, Suite 440 Wet in Boca Raton, Florida 33431, or to such other place as the Lessee may from time to time designate in writing to the Lessor.

This agreement and all covenants, obligations and conditions hereof shall inure to the benefit of and be binding upon the successors and assigns of Lessors and shall inure to the benefit of and be binding upon the successors and assigns (to the extent permitted) of the Lessee.

Should any provision of this Lease Agreement be held invalid for any reason, the remaining provisions hereof shall be given effect to the extent possible absent the invalid provision. To this end, the provisions of this Agreement are declared to be severable.

        IN WITNESS WHEREOF, the Parties above named have hereunto set their hands and seals on the day and date first above written.





                                    JEANELL SALES CORP.

                                    By:  /s/ Thomas P. Brock, President
                                    THOMAS P. BROCK, President


                                    EARTH CARE PRODUCTS OF TENNESSEE, INC.

                                    By:  /s/ David A. Farrow, President
                                    DAVID A. FARROW, President






AMENDMENT TO

LEASE AGREEMENT

AND

OPTION TO PURCHASE


      WHEREAS, on May 13, 1994, JEANELL SALES CORP., [NOW KNOWN AS BROCK MANAGEMENT CORP.], a Tennessee Corporation (designated as "Lessor"), and EARTH CARE PRODUCTS OF TENNESSEE, INC., a Florida Corporation (designated as "Lessee"), entered into a certain "Lease Agreement And Option To Purchase", which document has governed the relation of the said Parties since that time, and

      WHEREAS, there is a building located on the industrial site which is the subject of the aforesaid document, which building is being used by Lessee for manufacturing and warehousing purposes, and

WHEREAS Lessee has indicated a need and desire that additional space be added onto or near the said building so that Lessee will be able to expand its operations at this site and increase its manufacturing process, and

WHEREAS, Lessor has indicated a willingness to construct additional space provided Lessee increases the amount of rental payments and provided that certain other provisions of the May 13, 1994, Agreement be changed, and

WHEREAS now the said Parties now desire to change and amend the aforesaid Agreement of May 13, 1994, so as to provide for construction of additional space, increased rental payments, extending the term of the Lease, changing the amount of the purchase price (if the option to purchase is exercised), permitting an additional encumbrance on the property by Lessor to obtain financing for the new construction, and provide for reimbursement by Lessee for increased taxes and insurance costs resulting from the additional construction, now therefore,



WITNESSETH

That for an in consideration of the mutual promises and covenants made by each of the Parties, and the mutual advantages and benefits to be enjoyed by each of the Parties from the execution of this Amendment, the Parties do here and now agree and contract as follows:

1. Lessor will cause an addition to be constructed at the north end of the existing building, this addition to be 120 feet by 85 feet, as more particularly described in the attached "Proposal" prepared by Greenfield Lumber Company, Inc. This construction will be at the expense of Lessor.

2. The term of the Lease Agreement (and the Option to Purchase) is hereby extended until October 1, 1999.

3. The rental payments to be paid by Lessee shall be increased from Five Thousand Dollars ($5,000) per month to Seven Thousand Dollars ($7,000) per month, starting November 1, 1995, and continuing until the end of the Lease. In addition to the said monthly rental payments, Lessee shall also transfer certain stock as set out in Paragraph 10 below.

4. The purchase price to be paid by Lessee, if it exercises its Option to Purchase (under the provisions of Paragraph 20 of the May 13, 1994 Agreement) is to be the amount shown on the attached "Schedule No. 1", which is attached hereto, if the Option is exercised on or before May 31, 1997.

5. It is agreed that if the Option To Purchase is exercised after May 31, 1997, then the purchase price is to be calculated by applying the monthly rental payment (of $7,000) to amortize: (a) $238,064.90 using an interest rate of "New York Prime" as of May 30, 1997, plus 2% [but not less than 8.25%], and
b) $72,608.39 using an interest rate of 10.75%. Therefore, for example, if New York Prime is 8.5% on May 30, 1997, the purchase price to be paid (if Lessee exercises its option after May 31, 1997 and before November 1, 1999) will be the amount shown on the attached "Illustration Schedule No. 1". On the other hand, if New York Prime is 9% on May 30, 1997, then the purchase price would be the amount shown on the attached "Illustration Schedule No. 2".

6. Paragraph 22 of the May 13, 1994, Agreement is hereby amended to permit Lessor to execute and deliver a Deed of Trust to the Bank of Sharon in order to provide financing in the amount of $96,090.00 to construct the addition described on the Greenfield Lumber Company, Inc. proposal which is attached hereto .

7. Lessee will reimburse Lessor for taxes on the property, including increased taxes caused by the additional construction.

8. Lessee will reimburse Lessor for insurance coverage on the property, including builders risk coverage and increased premiums caused by the additional construction.

9. The reimbursements for taxes and insurance are to be made within the same time limits as provided in the May 14, 1994 Agreement.

10. As part of the consideration for the promises made by Lessor herein, Lessee agrees that on or before November 15, 1995, (it will transfer or issue to Lessor Two Thousand Five Hundred (2,500) shares of the common stock of Earth Care Global Holdings.

11. All provisions of the May 13, 1994, Agreement not amended hereinabove are to remain in full force and effect.

IN WITNESS WHEREOF, the Parties have hereunto caused this Amendment to be executed by their duly authorized representatives on this the _____ day of October, 1995.


BROCK MANAGEMENT CORP.

By: /s/ Thomas P. Brock
Thomas P. Brock, President


EARTH CARE PRODUCTS OF TENNESSEE, INC.

By: /s/ David A. Farrow
David A. Farrow, President


ATTACHMENT TO AMENDED LEASE
PURCHASE AGREEMENT (BROCK
MANAGEMENT CORP. [formerly JEANELL
SALES CORP] / EARTH CARE PRODUCTS

-----------SCHEDULE NO. 1----------

      Date Month  Purchase Price
      Begins            During This
            Month

      01-Jun-94   345,000.00
      01-Ju1-94   342,371.88
      01-Aug-94   339,725.69
      01-Sep-94   337,061.30
      01-Oct-94   334,378.60
      01 -Nov-94  331,677.45
      01-Dec-94   328,957.73
      01 -Jan-95  326,219.31
      01-Feb-95   323,462.07
      01-Mar-95   320,685.87
      01-Apr-95   317,890.59
      01-May-95   315,076.09
      01-Jun-95   312,242.24
      01-Ju1-95   309,388.91
      01-Aug-95   306,515.96
      01-Sep-95   303,623.26
      01 -Oct-95  300,710.67
      01-Nov-95   393,868.06 <--Cost of Bldg.
      01-Dec-95   389,776.09  Addition Is
      01-Jan-96   385,653.61  Added.
      01-Feb-96   381,500.39
      01-Mar-96   377,316.21
      01-Apr-96   373,100.82
      01-May-96   368,854.00



ATTACHMENT TO AMENDED LEASE
PURCHASE AGREEMENT (BROCK
MANAGEMENT CORP. [formerly JEANELL
SALES CORP] / EARTH CARE PRODUCTS

---ILLUSTRATION SCHEDULE NO. 2---



Date Month Begins
Purchase Price During This Month






01-Jun-94
345,000.00


01-Jul-94
342,371.88


01-Aug-94
339,725.69


01-Sep-94
337,061.30


01-Oct-94
334,378.60


01-Nov-94
331,677.45


01-Dec-94
328,957.73


01-Jan-95
326,219.31


01-Feb-95
323,462.07


01-Mar-95
320,685.87


01-Apr-95
317,890.59


01-May-95
315,076.09


01-Jun-95
312,242.24


01-Jul-95
309,388.91


01-Aug-95
306,515.96


01-Sep-95
303,623.26


01-Oct-95
300,710.67

**
01-Nov-95
393,868.06
_ Cost of Building

01-Dec-95
389,776.09
     Addition Is

01-Jan-96
385,653.61
     Added

01-Feb-96
381,500.39


01-Mar-96
377,316.21


01-Apr-96
373,100.82


01-May-96
368,854.00


01-Jun-96
364,575.50


01-Jul-96
360,265.08


01-Aug-96
355,922.50


01-Sep-96
351,547.52


01-Oct-96
347,139.88


01-Nov-96
342,699.34


01-Dec-96
338,225.66


01-Jan-97
333,718.58


01-Feb-97
329,177.85


01-Mar-97
324,603.22


01-Apr-97
319,994.42


01-May-97
315,351.20

**
01-Jun-97
310,673.29
_ Int. Rate

01-Jul-97
306,506.00
     Adjusted To

01-Aug-97
302,300.79
     11.00%

01-Sep-97
298,057.32


01-Oct-97
293,775.24


01-Nov-97
289,454.20


01-Dec-97
285,093.84


01-Jan-98
280,693.80


01-Feb-98
276,253.72


01-Mar-98
271,773.25


01-Apr-98
267,252.00


01-May-98
262,689.61


01-Jun-98
258,085.70


01-Jul-98
253,439.91


01-Aug-98
248,751.84


01-Sep-98
244,021.12


01-Oct-98
239,247.35


01-Nov-98
234,430.14


01-Dec-98
229,569.09


01-Jan-99
224,663.82


01-Feb-99
219,713.91


01-Mar-99
214,718.96


01-Apr-99
209,678.56


01-May-99
204,592.29


01-Jun-99
199,459.74


01-Jul-99
194,280.49


01-Aug-99
189,054.11


01-Sep-99
183,780.17


01-Oct-99
178,458.24






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